Exhibit 10.1

SUBLEASE AGREEMENT

This is an agreement to sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 according to the terms specified below.

The sublessor agrees to sublet and the subtenant agrees to take the premises described below. Both parties agree to keep, perform and fulfill the promises, conditions and agreements below:

1. The sublessor is: BST Partners

2. The subtenant is: Zander Therapeutics, Inc.

3. The term of this sublease is month to month beginning November 5, 2018.

4. The rent payable to the sublessor by the subtenant is equal to Six Thousand Dollars per month ($6,000) and is to be paid at such time as specified in accordance with the original lease agreement between the sublessor and the lessor. Rent includes the use of computer equipment, furnishings and supplies.

5. All charges for utilities connected with premises are to be paid by the sublessor.

6. Subtenant agrees to surrender and deliver to the sublessor the premises, computer equipment and all furniture and decorations within the premises in as good a condition as they were at the beginning of the term, reasonable wear and tear excepted. The subtenant will be liable to the sublessor for any damages occurring to the premises or the contents thereof or to the building which are done by the subtenant.

7. This agreement may be terminated at any time by either party by five days written notice from the terminating party to the other. In the event that this agreement is terminated prior to the conclusion of a 30 day rental period (“Rent Month”) rent due by the subtenant to the sublessor for that period shall be prorated for that Rent Month .

8. In the event of any legal action concerning this sublease, the losing party shall pay to the prevailing party reasonable attorney’s fees and court costs to be fixed by the court wherein such judgment shall be entered.

The parties hereby bind themselves to this agreement by their signatures affixed below on this 16th day of November, 2018.

BST Partners
By:	/s/David R. Koos
Its: Chairman and CEO

Zander Therapeutics, Inc.
By:	/s/David R. Koos
Its:Chairman and CEO